Exhibit 99.1

Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6486

Media Inquiries: Jenna M. Soule Sr. Manager, Corporate Communications 612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Announces Schedule for
First Quarter Operating Results Conference Call

Minneapolis, MN – April 17, 2006 Eschelon Telecom, Inc. (NASDAQ: ESCH), a provider of integrated communications services to small and medium sized businesses in the western United States, today announced that it plans to publish its results for the first quarter ended March 31, 2006 on May 12, 2006 after the close of business. The company plans to conduct its first quarter investor conference call beginning at 10:00am (CT) on Monday, May 15, 2006.

Investor Call

Date: Monday, May 15, 2006, 10:00am (CT)

Conference call number: (800) 240-4186

Confirmation code: None Needed

Replay number: (800) 405-2236 (the replay will be available between May 15, 2006 - 12:00pm CT and May 22, 2006 – 11:59pm CT)

Replay confirmation code: 11058922#

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 19 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company offers small and medium-sized businesses a comprehensive line of telecommunications and Internet products.   Eschelon currently employs approximately 1,130 telecommunications/Internet professionals, serves over 50,000 business customers and has in excess of 415,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada and California.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, difficulties inherent in making and integrating acquisitions, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.